Exhibit 99.1
Calix Reports Fourth Quarter and Fiscal Year 2013 Results

PETALUMA, CA – February 11, 2014 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the fourth quarter and fiscal year ended December 31, 2013. Revenue for the fourth quarter of 2013 was $94.0 million, an increase of 3% compared to $91.4 million for the fourth quarter of 2012 and in line with the company’s preliminary results announced on January 8, 2014.
"During 2013 we took important steps to expand our customer footprint and strengthen our business," said Carl Russo, president and CEO of Calix. "Our 16 percent revenue growth and improved margins in 2013 continue to reflect the increasing value Calix customers place on transforming their access networks. The alignment of the Calix Unified Access portfolio with the strategic goals of our customers is strong, and we look forward to embracing this opportunity in 2014."
Non-GAAP net income for the fourth quarter of 2013 was $1.5 million, or $0.03 per fully diluted share, in line with the company’s preliminary results announced on January 8, 2014. Non-GAAP net income was $2.9 million, or $0.06 per fully diluted share, for the fourth quarter of 2012. A reconciliation of GAAP and non-GAAP results is included as part of this release.
GAAP net loss for the fourth quarter of 2013 was $6.5 million, or $(0.13) per basic and diluted share, compared to a GAAP net loss of $6.6 million, or $(0.14) per basic and diluted share for the fourth quarter of 2012. A reconciliation of our fourth quarter 2013 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended December 31, 2013

	Non-GAAP	Utilization of Inventory Credit	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$94,003	$—	$—	$—	$94,003
Cost of revenue	51,490	—	378	2,088	53,956
Gross profit	42,513	—	(378)	(2,088)	40,047
Gross margin	45.2%	—%	-0.4%	-2.2%	42.6%
Operating expenses	40,973	—	4,578	2,552	48,103
Operating income (loss)	1,540	—	(4,956)	(4,640)	(8,056)
Interest and other income (expense), net	(69)	1,651	—	—	1,582
Income (loss) before benefit from income taxes	1,471	1,651	(4,956)	(4,640)	(6,474)
Benefit from income taxes	(21)	—	—	—	(21)
Net income (loss)	$1,492	$1,651	$(4,956)	$(4,640)	$(6,453)
Weighted average shares used to compute
net income (loss) per common share:
Basic	49,892	49,892	49,892	49,892	49,892
Diluted	51,068	51,068	51,068	51,068	49,892
Net income (loss) per common share:
Basic	$0.03	$0.03	$(0.10)	$(0.09)	$(0.13)
Diluted	$0.03	$0.03	$(0.10)	$(0.09)	$(0.13)

Calix Press Release	Page 2

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its fourth quarter 2013 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they exclude certain non-cash or non-recurring charges for stock-based compensation, amortization of acquisition-related intangible assets, utilization of inventory credit, gain from bargain purchase of Ericsson's fiber access assets, and acquisition-related expenses, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The diluted weighted average shares used to compute non-GAAP net income per share include the dilutive effect of outstanding stock options, restricted stock units, performance restricted stock units, and ESPP, which have been calculated under the treasury stock method. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 3

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenue	$94,003	$91,424	$382,618	$330,218
Cost of revenue:
Products and services (1)	51,868	52,306	203,191	185,103
Amortization of intangible assets	2,088	2,088	8,353	7,539
Total cost of revenue	53,956	54,394	211,544	192,642
Gross profit	40,047	37,030	171,074	137,576
Operating expenses:
Research and development (1)	19,316	17,144	79,299	66,748
Sales and marketing (1)	18,583	17,249	68,075	62,129
General and administrative (1)	7,652	6,432	31,945	26,114
Amortization of intangible assets	2,552	2,552	10,208	10,208
Acquisition-related expenses	—	1,401	—	1,401
Total operating expenses	48,103	44,778	189,527	166,600
Loss from operations	(8,056)	(7,748)	(18,453)	(29,024)
Interest and other income (expense), net:
Interest income	3	1	7	15
Interest expense	(73)	(45)	(167)	(185)
Utilization of inventory credit	1,651	—	1,651	—
Gain on bargain purchase	—	1,029	—	1,029
Other income (expense), net	1	67	(317)	(3)
Total interest and other income (expense), net	1,582	1,052	1,174	856
Loss before provision for (benefit from) income taxes	(6,474)	(6,696)	(17,279)	(28,168)
Provision for (benefit from) income taxes	(21)	(122)	(14)	158
Net loss	$(6,453)	$(6,574)	$(17,265)	$(28,326)
Net loss per common share:
Basic and diluted	$(0.13)	$(0.14)	$(0.35)	$(0.59)
Weighted average shares used to compute
net loss per common share:
Basic and diluted	49,892	48,538	49,419	48,180

(1)	Includes stock-based compensation as follows:
Cost of revenue	$378	$344	$1,468	$1,433
Research and development	1,231	1,098	4,896	4,227
Sales and marketing	1,439	1,320	5,577	5,160
General and administrative	1,908	1,714	7,980	6,617
	$4,956	$4,476	$19,921	$17,437

Calix Press Release	Page 4

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
GAAP net loss	$(6,453)	$(6,574)	$(17,265)	$(28,326)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	4,956	4,476	19,921	17,437
Amortization of intangible assets	4,640	4,640	18,561	17,747
Utilization of inventory credit	(1,651)	—	(1,651)	—
Acquisition-related expenses	—	1,401	—	1,401
Gain on bargain purchase	—	(1,029)	—	(1,029)
Non-GAAP net income	$1,492	$2,914	$19,566	$7,230
Non-GAAP net income per common share:
Basic	$0.03	$0.06	$0.40	$0.15
Diluted	$0.03	$0.06	$0.39	$0.15
Weighted average shares used to compute non-GAAP
net income per common share:
Basic	49,892	48,538	49,419	48,180
Diluted	51,068	48,836	50,437	48,367

Calix Press Release	Page 5

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$82,747	$46,995
Restricted cash	295	—
Accounts receivable, net	43,520	59,519
Inventory	51,071	43,282
Deferred cost of revenue	21,076	21,077
Prepaid expenses and other current assets	5,757	5,677
Total current assets	204,466	176,550
Property and equipment, net	17,473	21,083
Goodwill	116,175	116,175
Intangible assets, net	43,740	62,301
Other assets	1,745	1,788
Total assets	$383,599	$377,897
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,163	$16,804
Accrued liabilities	32,075	36,176
Deferred revenue	34,862	39,315
Total current liabilities	90,100	92,295
Long-term portion of deferred revenue	18,431	15,782
Other long-term liabilities	1,145	745
Total liabilities	109,676	108,822
Stockholders' equity:
Common stock	1,256	1,222
Additional paid-in capital	782,253	760,232
Accumulated other comprehensive income	190	132
Accumulated deficit	(509,776)	(492,511)
Total stockholders' equity	273,923	269,075
Total liabilities and stockholders' equity	$383,599	$377,897

Calix Press Release	Page 6

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2013	2012
Operating activities:
Net loss	$(17,265)	$(28,326)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,181	8,562
Loss on retirement of property and equipment	569	262
Amortization of intangible assets	18,561	17,747
Stock-based compensation	19,921	17,437
Utilization of inventory credit	(1,651)	—
Gain on bargain purchase	—	(1,029)
Changes in operating assets and liabilities:
Restricted cash	(295)	754
Accounts receivable, net	15,999	(13,011)
Inventory	(6,138)	11,308
Deferred cost of revenue	1	(13,379)
Prepaid expenses and other assets	535	47
Accounts payable	6,359	2,554
Accrued liabilities	(4,217)	(869)
Deferred revenue	(1,804)	26,403
Other long-term liabilities	62	(782)
Net cash provided by operating activities	40,818	27,678
Investing activities:
Purchase of property and equipment	(6,987)	(10,179)
Acquisition, net of cash acquired	—	(12,000)
Net cash used in investing activities	(6,987)	(22,179)
Financing activities:
Proceeds from exercise of stock options	747	194
Proceeds from employee stock purchase plan	4,828	4,063
Taxes withheld upon vesting of restricted stock units and restricted stock awards	(3,441)	(1,744)
Payments for debt issuance costs	(316)	—
Net cash provided by financing activities	1,818	2,513
Effect of exchange rate changes on cash and cash equivalents	103	45
Net increase in cash and cash equivalents	35,752	8,057
Cash and cash equivalents at beginning of period	46,995	38,938
Cash and cash equivalents at end of period	$82,747	$46,995

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com